EXHIBIT 10.54

UNIGENE LABORATORIES, INC.

2000 STOCK OPTION PLAN

INCENTIVE STOCK OPTION AGREEMENT

AGREEMENT dated as of                                                       between UNIGENE LABORATORIES, INC., a Delaware corporation, with principal offices at 110 Little Falls Road, Fairfield, New Jersey 07004 (the “Company”), and                                     , residing at                                              —(the “Optionee”).

W I T N E S S E T H :

WHEREAS, the Company has granted to the Optionee an incentive stock option to purchase shares of the Company’s Common Stock having a par value of $.01 per share (“Common Stock”) under the Company’s 2000 Stock Option Plan (“Plan”), which was approved by the Stockholders of the Company at the Annual Meeting held on June 6, 2000 and by the Board of Directors of the Company.

NOW, THEREFORE, to evidence the stock option so granted, the Company and the Optionee hereby agree as follows:

1. Confirmation of Grant Subject to Plan; Option Price. The Company hereby evidences and confirms its grant to the Optionee, effective                                          (“date of grant”), of an incentive stock option (the “Option”) to purchase a total of              shares of Common Stock at an option price of                      cents ($                     ) Dollars per share, exercisable as hereinafter set forth. The Option shall be subject to the terms and conditions of this Agreement and on the Plan, witch is hereby incorporated in this Agreement by reference, with the same effect as though herein fully set forth. A copy of the Plan is annexed hereto as Exhibit A.

2. Installments; Expiration Date. The Option is exercisable as follows:

Installment Number	Date Installment becomes Exercisable	No. of shares per Installment

Subject to the provisions of the Plan and this Agreement, each installment may exercised in whole or in part, on a cumulative basis, on or after the date when it becomes exercisable as set forth above, but no later than the expiration date of the Option or earlier termination date as hereinafter set forth.

This Option expires at midnight (New York Time) on                              (“Termination Date”) (being ten (10) years from the date of grant of this Option), unless sooner terminated as provided in the Plan or in this Agreement.

3. Death of Optionee or Other Termination of Employment.

(a) Provided that the Option has not theretofore expired, the Option shall terminate upon termination of the Optionee’s employment with the Company, whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such Option, except that:

(i) Upon termination of employment (other than by death or for Cause), the Optionee may, within three (3) months after the date of termination of employment, purchase all or any part of the shares of Common Stock which such Optionee was entitled to purchase under the Option on the date of termination of employment.

(ii) Upon the death of any Optionee while employed by the Company or within the three (3) month period referred to in Paragraph 3(a)(i) above, the Optionee’s estate or the person to whom the Optionee’s rights under the Option are transferred by Will or the laws of descent and distribution may, within one hundred eighty (180) days after the date of the Optionee’s death, purchase all or any part of the shares of Common Stock which the Optionee was entitled to purchase under the Option on the date of death.

Nothing in this Paragraph 3 shall authorize the exercise of the Option after the expiration of the exercise period herein provided, nor later than ten (10) years after the date of grant.

(iii) If the employment of the Optionee by the Company terminate by reason of discharge for Cause, the Option shall terminate upon the giving of notice of termination to the Optionee or on the termination date stated in the Option, whichever is earlier. The term Cause mean discharge from employment because of fraud, disclosure of trade secrets, activities in competition with the business of the Company, misappropriation of assets of the Company, intentional acts materially harmful to the Company or its business, or conviction of a crime involving moral turpitude.

(b) Anything hereinabove to the contrary notwithstanding, the Option may be terminated sooner than hereinabove provided, in accordance with other provision of this Agreement or the Plan.

(c) Whether the Optionee’s absence from employment by reason of illness or military or government service shall constitute termination of employment for the purposes of this Option shall be determined by the Plan administrator in accordance with the Company’s applicable policies.

(d) The grant of this Option shall not be deemed to confer upon the Optionee the right to continued employment by the Company.

4. Notice of and Requirements With Respect to Exercise.

(a) The Option shall be exercised only by written Notice of Exercise delivered to the Company, signed by the Optionee or, in the event of the Optionee’s death or incompetence, by the person or persons entitled to exercise the same under Paragraph 5 hereof, specifying the number of shares in respect of which the Option is being exercised. The Option shall be exercised only with respect to whole shares and no fractional shares will be issued. Such Notice of Exercise shall be in the form annexed hereto as exhibit B, subject to such changes as may be prescribed by the administrator of the Plan from time to time and communicated to the Optionee. The exercise of the Option shall not be deemed to be complete until full compliance with subparagraphs (a), (b), (c) and (d) of the Paragraph 4 and the Company shall have no obligation to issue any shares in the absence of such compliance.

(b) Due exercise of the Option is conditioned upon the payment in full of the option price of the shares with respect to which the Option is exercised and any applicable taxes and withholding, and such payment shall accompany the Notice of Exercise.

(c) In the event of the exercise of the Option by the person or persons entitled to exercise the same upon the death or incompetence of the Optionee as provided in Paragraph 5 hereof, the Notice of exercise shall be accompanied by a certified copy of the Optionee’s last will and testament, if any, with proof of admission to probate, proof of appointment of the committee for an incompetent Optionee, current letters testamentary or letters of administration, necessary estate tax waivers, and any other proof as counsel to the Company may reasonably request as to the right of such person or persons to exercise the Option and as to compliance with estate and inheritance tax laws.

(d) The Optionee agrees that at the time of exercise of the Option, the Optionee or, in the event of the Optionee’s death or incompetence, the person exercising the Option pursuant to Paragraph 5 hereof, shall, in writing, make such investment representation and agreement restricting the transfer of the shares issued to the Optionee or to such person, as the administrator of the Plan shall, from time to time on advice of counsel, deem necessary or advisable to comply with the provisions of Paragraph 8 hereof and with the Securities Act of 1933, as amended (“Act”), or any Blue Sky Law or similar law, rule or regulation of any jurisdiction. Such investment representation and agreement may, at the option of the administrator of the Plan, be incorporated in the form of Notice of Exercise of the Option. The Optionee agrees that if the administrator of the Plan, on advice of counsel, shall deem it necessary or advisable, the stock certificates representing such shares and any shares issued with respect thereto, shall bear legends in such form and substance as the administrator of the Plan may determine, from time to time, relating to any such representation and agreement and any restrictions on transfer under the Act, or other applicable law, or under the Plan and that they will, promptly after demand by the Company, deliver to the Company for endorsement of such legends, all stock certificates representing such shares.

5. Non-Transferability of and Persons Entitled to Exercise the Option. The Option is not assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution and any attempted transfer in violation of this provision shall be void. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the duly appointed committee of an incompetent Optionee. After the Optionee’s death, the Option shall be exercisable only by the Optionee’s personal representatives or the person or persons to whom the right to exercise the same shall pass by will or the laws of descent and distribution. This Agreement shall in all respects be binding upon such transferees.

6. Rights as a Stockholder. Neither the Optionee nor any other person shall have any rights as a stockholder with respect to any share covered by this Option unless and until they shall have become the holder of record of such shares.

7. Adjustments, Termination and Acceleration of Options in Certain Events. To the extent deemed equitable and appropriate by the administrator of the Plan, in its sole discretion, the number, price and class of shares covered by the Option shall be appropriately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company, spin-off, split-up, rights offering, and any merger or consolidation, reorganization, exchange of shares, or other change in the corporate structure (“corporate change”), liquidation or dissolution. The Option may pertain to the securities and other property which holders of Common Stock would be entitled to receive in connection with such event. Notwithstanding the foregoing, and unless the acquiring, surviving or continuing corporation agrees in writing to assume the obligations under the Option, in the event of a dissolution or liquidation of the Company, or a transfer of all or substantially all of its assets, or a merger or consolidation, or corporate change, the administrator of the Plan may, in its sole discretion, terminate the Option as of the effective date of such event or accelerate the date when any or all installments of the Option shall become exercisable. Options granted under the Plan or any other plan, including this Option, need not be treated identically by the Plan administrator with respect to termination, acceleration or assumption. All decisions of the administrator of the Plan hereunder shall be final and binding upon the Optionee.

8. Restrictions on Exercise and Transfer. Notwithstanding any of the other provisions of this Agreement, the Optionee agrees that the Option shall not be exercisable and the shares issued pursuant to the exercise of the Option shall not be issued to the Optionee or thereafter transferred by the Optionee (a) if the administrator of the Plan determines that the exercise of the Option or the issuance by the Company of shares pursuant to such exercise or the subsequent transfer of the shares issued upon the exercise of such Option would constitute a violation by the Optionee or by the Company of any provisions of any law, rule or regulation of any governmental or regulatory body or stock exchange or (b) if the administrator of the Plan, on advice of counsel, shall determine such exercise, issuance or transfer to be undesirable prior to registration of such shares for issuance and/or resale under the Act, and/or listing of such shares with a securities exchange and/or receipt of the consent or approval of any governmental or regulatory body or stock exchange, as the case may be. In no event shall the Company be obligated to issue or transfer any shares upon the exercise of any Option or upon subsequent transfer of such shares unless a registration statement under the Act is then in effect and current with respect to the issue or transfer of such shares or the administrator of the Plan, on advice of counsel, determines that exemption from registration under the Act is then available. Any determination made in good faith by the administrator of the Plan in this connection shall be final, binding and conclusive on all persons whomsoever for all purposes. The Company shall have no obligation to register the shares issuable upon exercise of the Option under the Act or to list such shares on any stock exchange or to continue such registration or listing. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto or any subsequent transfer of such shares to comply with any law or regulation of any governmental or regulatory authority or stock exchange. For purposes of this Agreement, a securities exchange or stock exchange shall include a national securities market system.

9. Withholding. The Optionee agrees that the Company may withhold from any sums owed to the Optionee for any reason or require payment to the Company of any or all taxes or withholding which it reasonably believes may be required by law to be paid or withheld in connection with the grant or exercise of the Option or the disposition of any shares acquired in connection therewith. To avoid delaying the issuance of shares upon the exercise of the Option by reason of non-payment of required taxes and withholding, the Optionee should confirm the amount to be paid with the Plan administrator before delivering the Notice of Exercise to the Company.

10. Interpretation. Any dispute or disagreement which shall arise under this Agreement or the Plan or with respect thereto shall be determined by the administrator of the Plan, in its sole judgment and discretion, and such determination by the administrator of the Plan shall be final, binding and conclusive on all persons for all purposes.

11. Notices.

(a) Notice to the Company. Notices intended for the Company shall be deemed validly given only if delivered in person to, or duly sent, postage and fees prepaid, by registered mail or national courier service addressed to the Company at its principal office and to the attention of the Treasurer, or to such other address or officer as the Company or its successors may hereafter designate by written notice pursuant to subparagraph (b) of this Paragraph 11.

(b) Notice to the Optionee and Permitted Transferees. Notices intended for the Optionee shall be deemed validly given only if delivered in person or duly sent, postage and fees prepaid, by mail or national courier service to the last known address of the Optionee as it appears on the records of the Company or to such other address as the Optionee or his permitted transferees shall designate by written notice pursuant to subparagraph (a) of this Paragraph 11.

(c) General. All notices shall be in writing and shall be effective at the time of delivery in person or, in the case of delivery by mail or courier service, when duly deposited in the mails or with the national courier service, postage and fees prepaid, provided however, a Notice of Exercise of Option shall be effective only upon actual receipt by the Company.

12. Miscellaneous. The provisions of this Agreement shall survive the exercise of the Option and the issuance of shares pursuant to such exercise.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereto by its officers hereunto duly authorized, and the Optionee has signed this Agreement, as of the date first above written.

UNIGENE LABORATORIES, INC.

BY
President

A T T E S T:

Secretary

[ S E A L ]

Agreed to and Countersigned By:

[Optionee]